                                                                  Exhibit 99.1

CONTACT:
Justine E. Koenigsberg
Director, Corporate Communications
(617) 349-0271

FOR IMMEDIATE RELEASE

               TKT ANNOUNCES FIRST QUARTER 2003 FINANCIAL RESULTS

CAMBRIDGE, MA, MAY 5, 2003 -- Transkaryotic Therapies, Inc. (Nasdaq: TKTX) reported today consolidated financial results for the three months ended March 31, 2003. For the first quarter of 2003, Replagal(TM) (agalsidase alfa) sales were approximately $12.2 million. Sales increased by approximately 101% over the first quarter of 2002, which totaled approximately $6.1 million. The net loss for the first quarter was approximately $25.9 million, or $0.75 per share, compared to a net loss of approximately $18.5 million, or $0.54 per share, for the corresponding period in 2002.

Included in the net loss for the first quarter of 2003 is an expense of approximately $1.4 million, or $0.04 per share, relating to an intellectual property agreement with Cell Genesys, Inc. During the quarter, TKT also announced a major reorganization in an effort to reduce costs and narrow the scope of its research initiatives. As a result, TKT recorded an initial restructuring charge of approximately $3.6 million, or $0.10 per share, consisting primarily of employee related severance costs as well as charges related to facility consolidation. The company expects to record additional restructuring charges during the remaining quarters of 2003, relating primarily to facility consolidation.

At March 31, 2003, TKT had approximately $212 million in cash and marketable securities.

"To date, Replagal has been the product of choice in Europe for Fabry disease, and we believe that clinical experience continues to confirm the benefits described in its European product label," said Michael J. Astrue, President and Chief Executive Officer of TKT. "We regret that patients in the United States do not have access to this important treatment option, and we will be consulting with the FDA in the coming months to determine our best opportunity for making Replagal available in the United States."

CONFERENCE CALL AND WEBCAST
In connection with this announcement, TKT will host a conference call and live webcast today, Monday, May 5, 2003, at 10:00 a.m. Eastern Time. Participants may access the call by dialing (973) 317-5319. The live webcast may be accessed in the Investor Information section of TKT's website at www.tktx.com. A replay of this conference call will be available beginning today, May 5, 2003, at 1:00 p.m. Eastern Time, by dialing (973) 709-2089 and using the access code 291927. A replay of the webcast will be archived on the TKT website in the Investor Information section.
                                    - more -


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Transkaryotic Therapies, Inc.
TKT Announces First Quarter 2003 Results
May 5, 2003
Page 2

ABOUT TKT
TKT is a biopharmaceutical company developing therapeutics for the treatment of rare genetic diseases caused by protein deficiencies. The company currently markets one product, Replagal(TM) (agalsidase alfa) for the treatment of Fabry disease in the European Union and certain other countries. TKT is headquartered in Cambridge, Massachusetts and has a majority-owned subsidiary in Sweden, TKT Europe-5S AB, which is responsible for European sales and marketing activities of Replagal. Additional information on TKT is available on the Company's website at www.tktx.com.

This press release contains forward-looking statements that involve a number of risks and uncertainties, including statements regarding Replagal, as well as statements containing the words "believes," "anticipates," "plans," "expects," "estimates," "intends," "should," "could," "will," "may," and similar expressions. There are a number of important factors that could cause the company's actual results to differ materially from those indicated by such forward-looking statements, including whether the FDA and other equivalent regulatory agencies will approve Replagal on a timely basis, or at all; whether Replagal will achieve commercial success; and other factors set forth under the caption "Certain Factors That May Affect Future Results" in the company's Annual Report on Form 10-K for the year ended December 31, 2002, which is on file with the Securities and Exchange Commission and which factors are incorporated herein by reference. While the company may elect to update forward-looking statements at some point in the future, the company specifically disclaims any obligation to do so, even if its expectations change.

          REPLAGAL(TM) IS A TRADEMARK OF TRANSKARYOTIC THERAPIES, INC.


                           - Financial Charts Follow -

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Transkaryotic Therapies, Inc.
TKT Announces First Quarter 2003 Results
May 5, 2003
Page 3


                              CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                               (UNAUDITED)

                                                                                   Three Months Ended
                                                                                        March 31,
                                                                      ----------------------------------------------
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)                                      2003                     2002
                                                                      ---------------------    ---------------------
Revenues:
   Product sales                                                                   $12,183                   $6,058
   License and research revenues                                                        --                      552
                                                                      ---------------------    ---------------------
                                                                                    12,183                    6,610
                                                                      ---------------------    ---------------------
Operating expenses:

   Cost of goods sold                                                                3,501                      548
   Research and development                                                         20,982                   20,409
   Intellectual property license expense                                             1,350                       --
   Selling, general and administrative                                               9,166                    6,423
   Restructuring charge                                                              3,602                       --
                                                                      ---------------------    ---------------------
                                                                                    38,601                   27,380
                                                                      ---------------------    ---------------------
Operating loss                                                                     (26,418)                 (20,770)
Interest income                                                                        776                    2,303
Minority interest in net income of consolidated subsidiary                            (303)                      --
                                                                      ---------------------    ---------------------
Net loss                                                                          ($25,945)                ($18,467)
                                                                      =====================    =====================
Basic and diluted net loss per share                                                ($0.75)                  ($0.54)
                                                                      =====================    =====================
Shares used to compute basic
   and diluted net loss per share                                                   34,550                   34,331
                                                                      =====================    =====================



                                         CONDENSED CONSOLIDATED BALANCE SHEETS
                                                     (UNAUDITED)

                                                                            March 31,               December 31,
(IN THOUSANDS)                                                        --------------------     ---------------------
                                                                              2003                      2002
                                                                      --------------------     ---------------------
Cash and marketable securities                                                   $212,079                  $256,708
Other current assets                                                               43,064                    41,784
Property and equipment, net                                                        61,807                    59,372
Other assets                                                                        1,863                     1,942
                                                                      --------------------     ---------------------
   Total assets                                                                  $318,813                  $359,806
                                                                      ====================     =====================
Total current liabilities                                                          22,262                    35,939
Minority interest                                                                     303                        --
Total stockholders' equity                                                        296,248                   323,867
                                                                      --------------------     ---------------------
   Total liabilities and stockholders' equity                                    $318,813                  $359,806
                                                                      ====================     =====================


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